Exhibit 10.2

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SECURED CONVERTIBLE PROMISSORY NOTE

$4,803,175.00	May 28, 2025
Aventura, Florida

1. Agreement to Pay. For value received, Naya Therapeutics, Inc., a Delaware corporation (the “Maker”) promises to pay to the order of INVO Fertility, Inc., a Nevada corporation (the “Holder”), or its assigns, at its principal office and mailing address or at such other location designated by the Holder, the principal sum of Four Million Eight Hundred Three Thousand One Hundred Seventy-Five Dollars ($4,803,175.00), together with interest thereon at the rate provided for herein from the date of this Secured Promissory Note (the “Note”) and in accordance with the terms of this Note until said amounts shall have been paid in full.

2. Interest Rate. Subject to Section 4 hereof, the outstanding principal balance hereof shall bear and accrue interest at seven percent (7.00%) per annum, computed on the basis of the actual days elapsed on the assumption that each month contains thirty (30) days and each year contains three hundred sixty (360) days (“Interest Rate”).

3. Payment Terms. Subject to the terms of this Note, the entire principal amount and all interest accrued upon this Note shall be due and payable in full on November 28, 2026 (the “Maturity Date”), or on such earlier date as such principal amount may earlier become due and payable pursuant to the terms hereof.

4. Default Interest Rate. Upon and during the continuance of an Event of Default, all sums owing on this Note (including interest), shall bear interest at the lesser of (i) the Interest Rate, plus five percent (5%) or (ii) the maximum rate permitted by applicable law (“Default Rate”). This provision shall not be deemed to excuse a default and shall not be deemed a waiver of any other rights Holder may have, including the right to declare the entire unpaid principal balance and accrued interest immediately due and payable.

5. Late Charge. In addition to the provisions in Section 4 above, if any payment required to be made by Maker under this Note has not been made when due (whether the overdue payment is an interest only payment or a principal and interest payment), then, on the date ten (10) Business Days after the date the payment was due, a late charge by way of damages will be immediately due. Maker agrees that if for any reason Maker fails to pay when due any amount due under this Note, Holder will be entitled to damages for the detriment caused, but that it is extremely difficult and impractical to ascertain the extent of the damages. Maker therefore agrees that an amount equal to three percent (3%) of the payment Maker fails to pay within ten (10) Business Days after the date it is due is a reasonable estimate of the damages to Holder, and Maker agrees to pay that on demand for each failure to so pay within ten (10) Business Days. Acceptance of any late charge will not constitute a waiver of default with respect to the overdue payment and will not prevent Holder from exercising any other rights available under this Note. Maker will pay this late charge only once on any late payment.

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6. Mandatory Conversion.

6.1 Subject to the limitations set forth in Section 6.2 below, this Note shall automatically be converted as set forth in this Section 6, upon the earliest to occur of the following (the time of such conversion is referred to herein as the “Mandatory Conversion Time”):

(a) At the closing of the sale of shares of Class A Common Stock to the public at a price of at least $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), resulting in at least $10,000,000 of gross proceeds to the Maker and in connection with such offering the shares of Class A Common Stock are listed for trading on the Nasdaq Stock Market or the New York Stock Exchange (a “Qualified IPO”), this Note (including all unpaid principal and interest accrued thereon) shall automatically convert into shares of Class A Common Stock at a conversion price equal to the price per share at which the Maker issues shares of Class A Common Stock to the public in the Qualified IPO, if, and only if, the offer, sale, and resale of Class A Common Stock issuable to a holder of this Note upon conversion of this Note are covered by an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”).

(b) At the closing of either (i) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Maker shares representing more than fifty percent (50%) of the outstanding voting power of the Maker; (ii) a merger, consolidation, statutory conversion, transfer, domestication, or continuance in which (A) the Maker is a constituent party or (B) a subsidiary of the Maker is a constituent party and the Maker issues shares of its capital stock pursuant to such merger, consolidation, statutory conversion, transfer, domestication, or continuance, except any such merger, consolidation, statutory conversion, transfer, domestication, or continuance involving the Maker or a subsidiary in which the shares of capital stock of the Maker outstanding immediately prior to such merger, consolidation, statutory conversion, transfer, domestication, or continuance continue to represent, or are converted into or exchanged for shares of capital stock or other equity interests that represent, immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, a majority of the capital stock or other equity interests of (1) the surviving or resulting corporation or entity, or (2) if the surviving or resulting corporation or entity is a wholly owned subsidiary of another corporation or entity immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, the parent corporation or entity of such surviving or resulting corporation or entity; (iii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Maker or any subsidiary of the Maker of all or substantially all the business or assets of the Maker and its subsidiaries taken as a whole; or (iv) the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation, statutory conversion, domestication, continuance, or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Maker if substantially all of the assets of the Maker and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license, or other disposition is to a wholly owned subsidiary of the Maker (items (i) through (iv) being collectively defined herein as a “Sale Transaction”), and the Common Stock of the Maker is converted into, exchanged for, or acquired for securities that are listed for trading on the Nasdaq Stock Market or the New York Stock Exchange (“Qualified Securities”), this Note (including all unpaid principal and interest accrued thereon) shall automatically convert into shares of Class A Common Stock at a Conversion Price equal to the closing sale price per Qualified Security on the date of the closing of the Sale Transaction, so long as the offer, sale, and resale of the Qualified Securities issuable to a holder of this Note upon conversion of this Note and closing of a Sale Transaction are covered by an effective registration statement under the the Securities Act of 1933, as amended.

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6.2 Beneficial Ownership Limitation. The Maker shall not effect any conversion of this Note held by any holder of this Note (a “Holder”), and such Holder shall not have the right to convert any portion of this Note held by such Holder pursuant to the terms and conditions of this Note, and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder, together with any other person that directly or indirectly controls, is controlled by, or is under common control with, such Holder (it being understood for purposes hereof that “control” of a person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such person or direct or cause the direction of the management and policies of such person whether by contract or otherwise (each such person, an “Affiliate”) collectively would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include (A) the number of shares of Common Stock held by such Holder and all other Affiliates plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Maker (including, without limitation, any convertible notes, convertible preferred stock or warrants) beneficially owned by such Holder or any Affiliate subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 6.2, but shall exclude shares of Common Stock which would be issuable upon conversion of the remaining, nonconverted portion of this Note beneficially owned by such Holder or any of the other Affiliates. For purposes of this Section 6.x, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For any reason at any time, upon the written or oral request of any Holder, the Maker shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of each class of Common Stock then outstanding. If the issuance of shares of Common Stock to a Holder upon conversion of this Note results in such Holder and the other Affiliates being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Affiliates’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Maker, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 19.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Maker, and (ii) any such increase or decrease will apply only to such Holder and the other Affiliates and not to any other Holder that is not an Affiliate of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6.x to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4.11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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6.3 Procedural Requirements. All holders of record of this Note (or an applicable portion thereof) shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of this Note pursuant to this Section 6. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of this Note being converted that holds this Note in certificated form shall surrender his, her, or its Note (or, if such holder alleges that such Note has been lost, stolen or destroyed, a lost note affidavit and agreement reasonably acceptable to the Maker to indemnify the Maker against any claim that may be made against the Maker on account of the alleged loss, theft or destruction of such Note) to the Maker at the place designated in such notice. If so required by the Maker, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Maker, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Note converted pursuant to Section 6.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 6.3. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any Note (or lost certificate affidavit and agreement), the Maker shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof or issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof; and (b) pay any accrued but unpaid interest on the Note converted.

6.4 Adjustment for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the date of the issuance of this Note effect a subdivision of the outstanding Common Stock, the Conversion Price of this Note in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Maker shall at any time or from time to time after the date of the issuance of this Note combine the outstanding shares of Common Stock, the Conversion Price of this Note in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 6.4 shall become effective at the close of business on the date the subdivision or combination becomes effective.

6.5 Adjustment for Certain Dividends and Distributions. If, at any time or from time to time after the date of the issuance of this Note, the Maker shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price of this Note in effect immediately before such event shall be decreased as of the time of such issuance or, if such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price of this Note Stock then in effect by a fraction:

(a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of this Note shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of this Note shall be adjusted pursuant to this Section 6.5 as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of this Note simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all of the principal amount due under this Note had been converted into Common Stock on the date of such event.

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6.6 Adjustments for Other Dividends and Distributions. If, at any time or from time to time after the date of the issuance of this Note, the Maker shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Maker (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the holders of this Note shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all of the principal amount due under this Note had been converted into Common Stock on the date of such event.

6.7 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 6.1, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Maker in which the Common Stock (but not the Note) is converted into or exchanged for securities, cash, or other property (other than a transaction covered by Sections 6.4, 6.5 or 6.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, this Note shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Maker issuable upon conversion of this Note immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 6 with respect to the rights and interests thereafter of the holders of this Note, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Conversion Price of this Note) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Note.

6.8 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of this Note pursuant to this Section 6, the Maker at its expense shall, as promptly as reasonably practicable but in any event not later than ten days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Note a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which this Note is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, as promptly as reasonably practicable after the written request at any time of any holder of this Note (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect for this Note held by such holder, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash, or property which then would be received upon the conversion of this Note.

6.9 Notice of Record Date. In the event:

(a) the Maker shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of this Note) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or series or any other securities, or to receive any other security; or

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(b) of any capital reorganization of the Maker, any reclassification of the Common Stock of the Maker, or any Sale Transaction; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Maker,

then, and in each such case, the Maker will send or cause to be sent to the holders of this Note a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of this Note) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to this Note and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

7. Default, Acceleration and Remedies.

7.1. Event of Default. Each of the following events shall constitute an “Event of Default”. An Event of Default shall be deemed to continue until waived by written notice by Holder to Maker or remedied by action of Maker.

(a) Payment Failure. The failure by Maker to make any payment of principal, interest, or any other sum or charge when due in accordance with the terms and conditions of this Note and such payment is not remedied within fourteen (14) calendar days after written notice of such default by Holder or Maker;

(b) Note Covenant Failure. If there is a default in, or nonperformance of, any term or obligation in this Note other than those described in Section 7.1(a) above and, with respect to a default that can be remedied within thirty (30) days, such default is not remedied within thirty (30) calendar days after written notice of such default by Holder or Maker;

(c) Dissolution. The dissolution, liquidation, winding up, or cessation of Maker’s business;

(d) Insolvency Default. Maker: (i) makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors; (ii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) calendar days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under any Insolvency Law or an involuntary petition for relief is filed against such party under any Insolvency Law and such involuntary petition is not dismissed within sixty (60) calendar days after the filing thereof, or an order for relief naming such party is entered under any Insolvency Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) calendar days any attachment, sequestration or similar writ levied upon any property of such party in an amount exceeding $250,000; or (vi) fails to pay within thirty (30) calendar days any final money judgment against such party in an amount exceeding $250,000.

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(e) Fraudulent Conveyance Default. Maker: (i) conceals, removes or permits to be concealed or removed all or any part of its property with the intent to hinder, delay or defraud any of its creditors; (ii) makes or permits any conveyance of its material properties that would be deemed fraudulent to creditors under any Insolvency Law or other applicable law; or (iii) caused or permitted any of its creditors to obtain a Lien in excess of $250,000 on any of its property by legal proceedings or otherwise which is not vacated within thirty (30) calendar days.

(f) Judgments; Levies. A final, nonappealable or uncontested judgment or judgments, levy or levies, assessment or assessments, is or are entered against Maker or a Subsidiary in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more on a claim or claims not covered by insurance.

(g) Failure of Enforceability. This Note shall be declared invalid, void, or unenforceable, or the validity or enforceability thereof shall be contested or challenged by Maker.

7.2. Acceleration; Other Remedies. Upon the occurrence of any Event of Default, the entire unpaid principal balance, together with all unpaid accrued interest thereon, and any other amounts owing under or evidenced by this Note shall, at the option of Holder and without notice or demand to Maker from Holder, become immediately due and payable in full; and Holder shall have and may exercise any and all rights and remedies available at law or in equity, and also any other rights and remedies as may otherwise be available to Holder. Maker expressly waives notice of the exercise of this option. Maker shall immediately deliver to Holder written notice of the occurrence of any Event of Default.

8. Prepayment. Maker shall have the right at any time to prepay this Note in full or in part during the entire term hereof without penalty or premium on the date of any prepayment with respect to the principal amount so paid. Maker must give Holder not less than five (5) nor more than ninety (90) days prior written notice of Maker’s intention to make the prepayment, specifying the date and amount of the prepayment. Such notice shall not suspend regular payments as they become due. All prepayments will be applied first to the payment of any costs, fees, late charges or other charges due under this Note, then to accrued but unpaid interest and then to the payment of principal due under this Note then unpaid.

9. Costs of Collection. Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Holder’s rights hereunder, Maker will pay to Holder its reasonable attorneys’ and paralegals’ fees and costs, including, without limitation, all fees and costs incurred in litigation, mediation, arbitration, bankruptcy and administrative proceedings, and appeals therefrom, and all court costs and other expenses, including, without limitation, appraisal fees and costs of environmental review, incurred in connection therewith.

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10. Time. Time is of the essence of this Note and each of the provisions hereof.

11. Interest Limitation. All agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If from any circumstance whatsoever, fulfillment of any provision hereof at any time given the amount paid or agreed to be paid shall exceed the maximum permissible under applicable law, then, the obligation to be fulfilled shall automatically be reduced to the limit permitted by applicable law, and if from any circumstance Holder should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of such highest lawful rate of interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Holder and shall be binding upon and available to any subsequent holder of this Note.

12. Waiver by Maker. Maker and all sureties, endorsers, guarantors and all persons liable or to become liable on this Note: (i) waive diligence, presentment, protest and demand, notice of protest, notice of intent to accelerate, notice of acceleration, and demand and dishonor and non-payment of this Note and any and all other notices; (ii) consent to any and all renewals and extensions of the time of payment of this Note or after maturity; (iii) waive (to the fullest extent permitted by law) the right to plead any statute of limitations as a defense to any demand under this Note; and (iv) agree further that at any time and from time to time without notice, the terms of payment in this Note may be extended without in any way affecting the liability of any party under this Note or any person liable or to become liable with respect to any indebtedness evidenced by this Note.

13. No Waiver by Holder.

13.1 The remedies of Holder as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefore shall arise. No delay or omission by Holder in exercising, or failure by Holder on any one or more occasions to exercise any right, remedy or recourse hereunder, or at law or in equity, including without limitation Holder’s right, after the occurrence of any Event of Default by Maker, to declare the entire indebtedness evidenced hereby immediately due and payable, shall be construed as a novation of this Note or shall operate as a waiver or release or prevent the subsequent exercise of any or all such rights, such waiver or release to be effected only through a written document executed by Holder, and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy, or recourse as to a subsequent event.

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13.2 Acceptance by Holder of any portion or all of any sum payable hereunder, whether before, on, or after the due date of such payment shall not be a waiver of Holder’s right either to require prompt payment when due of all other sums payable hereunder or to exercise any of Holder’s rights, powers, and remedies hereunder. A waiver of any right in writing on one occasion shall not be construed as a waiver of Holder’s rights to insist thereafter upon strict compliance with the terms hereof without previous notice of such intention being given to Maker, and no exercise of any right by Holder shall constitute or be deemed to constitute an election of remedies by Holder precluding the subsequent exercise by Holder of any or all of the rights, powers and remedies available to it hereunder, or at law or in equity.

14. Cumulative Rights and Remedies. The remedies of Holder as provided in this Note, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the holder of this Note, and may be exercised as often as occasion therefor shall occur. The failure to exercise any such right or remedy shall in no event be construed as a waiver or a release of this Note.

15. Secured Obligation. The obligations of the Maker under this Note are secured by all assets of the Maker and each Subsidiary pursuant to the Security Agreement, dated as of May 28, 2025 (as amended from time to time, the “Security Agreement”) between the Maker, the Subsidiaries of the Maker, and the Secured Parties (as defined therein).

16. Miscellaneous.

16.1. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective when actually delivered by any commercially reasonable means, provided that if such delivery occurs on any day other than a Business Day or after the close of business on any Business Day, the same shall be effective on the next Business Day. Further, notices sent by certified or registered mail, return receipt requested, or by nationally recognized express courier service, shall be effective on the earlier of (i) actual delivery or (ii) refusal to accept delivery or on failure of delivery because the recipient address is not open to receive deliveries between 9:00 a.m. and 5:00 p.m. on any Business Day. Notices sent by telecopy or other electronic means shall be effective only if also sent by nationally recognized express courier service for delivery on the next Business Day.

TO MAKER:	Naya Therapeutics, Inc.
1200 Biscayne Blvd, Suite 1960
Miami, FL 33132
Attention: Daniel Teper, CEO
Email: daniel@nayabiosciences.com

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TO HOLDER:	INVO Fertility, Inc.
5582 Broadcast Court
Sarasota, FL 34240
Attention: Steven Shum, CEO
Email: sshum@invobio.com

Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice (i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. “Business Day” means any day other than a Saturday, Sunday or a day upon which banking institutions are authorized or required by law or executive order to be closed in the County of Clark, State of Nevada. Maker hereby requests that any notice of default or notice of sale in any judicial or non-judicial foreclosure proceeding be mailed to Maker at any address of Maker specified herein.

16.2. Governing Law. The validity, interpretation, and enforcement of this Note shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the conflict of law principles thereof.

16.3. Entire Agreement. This Note contains the entire agreement among the parties to this Note and supersede all prior oral or written agreements, promises, representations, commitments or understandings with respect to the matters provided for in this Note. The Recitals to this Note are incorporated into this Note as contractual terms.

16.4. Amendments. The terms and provisions of this document shall not be amended, modified or waived, nor shall any consent of any departure by Maker from any provision be effective, except in a writing executed by Maker and a duly authorized officer of Holder.

16.5. Waiver. No delay in exercising any right or power hereunder shall operate as a waiver, and no waiver of any right or power or consent by Holder shall be valid unless in writing. The failure of Holder to insist upon strict compliance with any of the terms of this Note shall not be considered to be a waiver of any such terms, nor shall it prevent Holder from insisting upon strict compliance with this Note at any time thereafter. If Holder delays in exercising or fails to exercise any right or remedy against Maker, that alone shall not be construed as a waiver of such right or remedy. All remedies of Holder against Maker are cumulative.

16.6. Severability. If any provision of this Note is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law: (i) the other provisions of this Note shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Holder in order to carry out the intentions of the parties to this Note as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision of this Note in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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16.7. Interpretation. In this Note, the word “person” includes any individual, company, trust, or other legal entity of any kind. If this Agreement is executed by more than one (1) person, the word “Maker” includes all such persons. The word “include(s) means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa.

16.8. Assignments. Maker shall not have the right to assign this Note or any interest therein or obligation thereunder unless Holder shall have given Maker prior written consent and Maker and Maker’s assignee shall have delivered assignment documentation in form and substance satisfactory to Holder in its sole discretion. Holder may assign its rights and delegate its obligations under this Note; provided the assignment (i) includes the entire Note (and not merely a part thereof); (ii) is to a single Holder; and (iii) is to an assignee who agrees to be bound by the then applicable terms and conditions of the Note.

16.9 Successors and Assigns. All rights, benefits and privileges under this Note shall inure to the benefit of and be enforceable by Holder and the successors and assigns of Holder and shall be binding upon Maker and the heirs, representatives, successors and assigns of Maker.

16.10. Survival of Provisions. All representations, warranties, and covenants of Maker contained herein shall survive the execution and delivery of this Agreement and shall terminate only upon the full and final payment and performance by Maker of the obligations evidenced hereunder.

16.11. Attorney’s Fees. In the event of any action or proceeding at law or in equity between any or all of the undersigned and any party who is entitled to enforce any of the provisions of this Note (including, without limitation, an action or proceeding between any party who is entitled to enforce any of the provisions of this Note and the trustee or debtor in possession while any such undersigned party is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code or any successor statute to such Code)), to enforce or interpret any provision of this Note or to protect or establish any right or remedy hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys’ and paralegals’ fees and expenses and court costs incurred in such action or proceeding and in any post-judgment motion, contempt proceeding, discovery, bankruptcy action or appeal in connection therewith, whether or not such action, proceeding, motion or appeal is prosecuted to judgment or other final determination, together with all costs of enforcement and/or collection of any judgment or other relief. The term “prevailing party, shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other’s breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment. If such prevailing party shall obtain a judgment in any such action, motion, proceeding or appeal, such costs, expenses and attorneys’ and paralegals’ fees and expenses and court costs shall be included in and shall be a part of such judgment, and any judgment or order entered in any such action, proceeding, motion or appeal shall contain a specific provision for the recovery of such fees, costs and expenses incurred in enforcing such judgment or order.

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16.12. Venue; Service of Process. Any legal action or proceeding with respect to this Note shall be brought exclusively in the courts of the State of Nevada situated in Clark County, or of the United States of America for the District of Nevada, and, by execution and delivery of this Note, Maker hereby accepts for itself and in respect of Maker’s property, generally and unconditionally, the jurisdiction of the aforesaid courts. Maker hereby irrevocably waives, in connection with any such action or proceeding, (a) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (b) the right to interpose any noncompulsory setoff, counterclaim, or cross-claim. Maker irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Maker at the address for it specified above. Nothing herein shall affect the right of Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Maker in any other jurisdiction, subject in each instance to the provisions hereof with respect to rights and remedies.

16.13. Counterparts. This Note may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument.

16.14. Definitions. For purposes of this Note, the following terms shall have the following meanings:

(a) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto;

(b) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) other than trade payables entered into in the ordinary course of business, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

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(c) “Insolvency Law” means Title 11 of the United States Code (or any successor law) or any similar applicable law providing for bankruptcy, insolvency, conservatorship, receivership or other similar debtor’s relief.

(d) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.

MAKER:

Naya Therapeutics, Inc., a Delaware corporation

By:
Name:	Daniel Teper
Title:	CEO

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